EXHIBIT-4





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors of USAA Life Insurance Company and Policyowners of the Life Insurance Separate Account of
USAA Life Insurance Company:


We consent to the use of our reports included herein for the USAA Life Insurance Company and for the Life Insurance Separate Account of USAA Life Insurance Company and to the reference to our firm under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in the Registration Statement.


                                                    /s/ KPMG LLP


San Antonio, Texas
April 17, 2006